Exhibit T3A-16

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

050103

Filed in the office of	Document Number 20100905507-39
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/03/2010 3:00 PM
	Entity Number C2657-1992

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	International Logging S.A., LLC Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: The Corporation Trust Company of Nevada (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) Joseph C. Henry (Name) 515 Post Oak Blvd., Suite 600 (Street Address) / Houston (City) / TX (State) / 77027 (Zip Code) 2) Name Street Address / City / State / Zip Code 3) Name Street Address / City / State / Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Pam Davis (Name) / X Pam Davis (Organizer Signature) 515 Post Oak Blvd., Suite 600 (Address) / Houston (City) / TX (State) / 77027 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Lisa DuBois Asst. Secretary Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / 12-2-2010 (Date)

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 86 DLLC Articles
Revised: 9-9-10